                                                                    EXHIBIT 10.7

                               CO-SALE AGREEMENT
                               -----------------


     THIS CO-SALE AGREEMENT, is made as of January 15, 1997 by and among Safeguard Scientifics (Delaware), Inc., a Delaware corporation ("Safeguard"), Technology Leaders II L.P., a Delaware limited partnership ("TL II"), Technology Leaders II Offshore C.V., a Netherlands Antilles limited partnership ("TL II Offshore" and, together with Safeguard and TL II, the "SG/TL Stockholders"), and Samuel M. Wilkes, an individual residing in Georgia, (the "FormMaker Stockholder"). The parties to this Agreement are sometimes collectively referred to herein as the "Stockholders."

                                   Background
                                   ----------

     DocuCorp, Inc., a Delaware corporation (the "Company"), FormMaker Software, Inc., a Georgia corporation, Image Sciences, Inc., a Texas corporation, and two newly-formed subsidiaries of the Company have entered into an Agreement and Plan of Merger dated January 13, 1997 (the "Merger Agreement") pursuant to which the Stockholders shall receive shares of Company Class A Common Stock, par value $0.01 per share ("Common Stock").

     The parties are entering into this Agreement to provide the FormMaker Stockholder with certain rights in the event of sales of Common Stock by the SG/TL Stockholders.

                             W I T N E S S E T H :
                             - - - - - - - - - - -

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I.

                        RIGHT OF PARTICIPATION IN SALES

     1.1  Co-Sale Right.
          -------------

          a. If any SG/TL Stockholder (a "Selling Stockholder") desires to sell to any proposed transferee (the "Tag-Along Transferee") a number of the shares of Common Stock that when taken together with any other shares of Common Stock sold by such Selling Stockholder during the most recent 12 months preceding such time (the "12-Month Period") would constitute more than 50% of the shares of Common Stock collectively owned by the SG/TL Stockholders at the beginning of the 12-Month Period (the "50% Threshold"), the Selling Stockholder shall give notice of the proposed transfer to the FormMaker Stockholder, specifying in such notice the price and other terms of such sale and any other sales during the 12-Month Period. The use of the term "Sale Percentage" herein means the percentage that the sum of such shares of Common Stock proposed to be sold by any Selling Stockholders plus any such shares of Common Stock sold
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during the 12-Month Period represents of the total number of shares of Common
Stock that were owned by such Selling Stockholder at the beginning of the 12-Month Period and that are issuable to the Selling Stockholders at the time of the proposed sale upon the exercise or conversion of any other securities owned of record by them. Any Selling Stockholder shall make effective arrangement (which shall be a condition to any sale to a Tag-Along Transferee) so that the FormMaker Stockholder, if he desires to do so, shall have the right to sell to the Tag-Along Transferee or to any another transferees arranged by such Selling Stockholder, which transferees may include any SG/TL Stockholder, at the same price or prices per share and other terms and conditions as involved in such sale or sales by such Selling Stockholder, up to such number of shares of Common Stock then owned by the FormMaker Stockholder that is equal to the number of shares of Common Stock that are owned of record by such FormMaker Stockholder and that are then issuable to the FormMaker Stockholder upon the exercise or conversion of any other securities of the Company, multiplied by the Sale Percentage. The tag-along rights granted to the FormMaker Stockholder in this
Section 1.1(a) shall not apply to any transfer by a Selling Stockholder to another SG/TL Stockholder or to any of their Affiliates (a "Permitted Transfer") provided that any such transferee that is not then a party hereto shall agree in writing to become a party to and be bound as a "SG/TL Stockholder" under this
Section 1.1(a) by executing a copy of this Agreement and delivering the same to the Secretary of the Company. The determination of whether the 50% Threshold has been reached shall exclude any Permitted Transfers. For purposes of determining whether and the extent to which any SG/TL Stockholder has sold shares of Common Stock during the 12-Month Period, any shares that are the subject of a binding agreement to sell (but not sold) during the 12-Month Period shall be included in the determination.

          b. If the FormMaker Stockholder desires to participate in any sale to a Tag-Along Transferee under this Section 1.1, he shall give the Selling Stockholders notice of such intention within 15 days after the date on which the Selling Stockholders shall have given him notice of the proposed sale under
Section 1.1(a). If the Tag-Along Transferee is not willing to purchase all of the shares of Common Stock represented by the amount proposed for sale by the Selling Stockholders plus the amounts proposed for sale by the FormMaker Stockholder hereunder, the amounts to be sold by the Selling Stockholders and the FormMaker Stockholder shall be reduced proportionately, on the basis of the respective shares of Common Stock owned by them.

          c. The Selling Stockholders and the FormMaker Stockholder shall sell to the Tag-Along Transferee all of the shares proposed to be sold by them at the price and upon other terms and conditions specified in the notice described in
Section 2.1(a) at the closing with the Tag-Along Transferee, which shall be held on a date selected by the Selling Stockholders and the Tag-Along Transferee.

                                      -2-
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                                  ARTICLE II.

                                 MISCELLANEOUS

          2.1  Duration of Agreement.  The rights and obligations of the Company
               ---------------------
and each Stockholder under this Agreement shall terminate immediately prior to the earliest to occur of the following: (a) the consummation of the first public offering by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of any of its equity securities (including any rights offering but not including the offering of securities pursuant to the Registration Statement on Form S-4 under the Securities Act contemplated by the Merger Agreement) or (b) the consummation or sale of all, or substantially all, of the Company's assets or capital stock either through a direct sale, merger, reorganization, consolidation or other form of business combination in which control of the Company is being transferred. In addition, the rights and obligations of the Company and each Stockholder under this Agreement shall terminate upon the written consent to such termination by all of the SG/TL Stockholders and the FormMaker Stockholder.

          2.2  Further Actions.  Each party hereto shall vote all of the shares
               ---------------
of Common Stock owned or otherwise held by him or it, or take all actions by written consent in lieu of a meeting, and take all other actions within his or its power that may be necessary in order to ensure that the terms of this Agreement shall be implemented.

          2.3  Contents of Agreement.  This Agreement sets forth the entire
               ---------------------
understanding of the parties hereto with respect to the matters contained herein and supersedes all prior agreements or understandings among the parties regarding those matters.

          2.4  Amendment, Parties in Interest, Assignment, Etc.  This Agreement
               -----------------------------------------------
may be amended, modified or supplemented only by a written instrument duly executed by each of the parties hereto. If any provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. No party hereto shall assign this Agreement or any right, benefit or obligation hereunder. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

          2.5  Interpretation.  Unless the context of this Agreement clearly
               --------------
requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) "or" has the inclusive meaning frequently identified with the phrase "and/or," (c) "including" has the inclusive meaning frequently identified with the phrase "but not limited to,"
(d) references to "hereunder" or "herein" relate to this Agreement and (e) definitions apply equally to

                                      -3-
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both the singular and plural forms of the terms defined.  The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section and subsection references are to this Agreement unless otherwise specified.

          2.6  Notices.  All notices that are required or permitted hereunder
               -------
shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other party hereto:

                   If to the SG/TL Stockholders:

                          Safeguard Scientifics, Inc.
                          800 The Safeguard Building
                          435 Devon Park Drive
                          Wayne, PA 19087
                          FAX:  610-293-0601
                          Attention:  Arthur R. Spector

                          with a required copy at the same address to:

                          James A. Ounsworth, Esquire

                          Technology Leaders II L.P.
                          Technology Leaders II Offshore C.V.
                          800 The Safeguard Building
                          435 Devon Park Drive
                          Wayne, PA 19087
                          FAX:  610-975-9330
                          Attention:  Mark J. DeNino

                   If to Wilkes:

                          Samuel M. Wilkes
                          218 West Paces Ferry Road
                          Atlanta, GA  30305

                          with a required copy to:

                          Jeffrey L. Raney
                          1218 Brookhaven Park Place

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                          Atlanta, GA  30319
                          FAX:  404-705-2906

          2.7  Severability; Governing Law.  If any provisions of this Agreement
               ---------------------------
shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable to the maximum extent possible in accordance with their terms. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to its provisions concerning conflict of laws. Each of the parties hereto hereby irrevocably and unconditionally (a) submits to the jurisdiction of the Superior Court of the State of Delaware (the "Delaware Superior Court") for any proceeding based upon or arising out of or otherwise related to this Agreement or any of the Transactions (a "Proceeding"), (b) waives, and agrees not to plead or to make, any objection to the venue of any Proceeding in the Delaware Superior Court, (c) waives, and agrees not to plead or to make, any claim that any Proceeding brought in the Delaware Superior Court has been brought in an improper or otherwise inconvenient forum, (d) waives, and agrees not to plead or to make, any claim that the Delaware Superior Court lacks personal jurisdiction over it, (e) waives its right to remove any Proceeding to the federal courts except where such courts are vested with sole and exclusive jurisdiction by statute, and (f) understands and agrees that it shall not seek a jury trial or punitive damages in any Proceeding and waives any and all rights to any such jury trial or to seek punitive damages. Each of the parties hereto hereby irrevocably designates and appoints CT Corporation (the "Service Agent") with offices on the date hereof at 1209 Orange Street, Wilmington, Delaware, as its agent to receive service of process in any Proceeding. Each of the parties hereto further covenants and agrees that, so long as this Agreement shall be in effect, each such party shall maintain a duly appointed agent for the service of summonses and other legal processes in the State of Delaware and will notify the other parties hereto of the name and address of such agent if it is no longer the Service Agent.

          2.8  Injunctive Relief.  It is acknowledged that it will be impossible
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to measure the damages that would be suffered by a party if another party fails to comply with the provisions of this Agreement and that in the event of any such failure, each non-breaching party will not have an adequate remedy at law. Therefore, any party shall be entitled to obtain specific performance of another party's obligations hereunder and to obtain injunctive relief. No party shall argue, as a defense to any proceeding for such specific performance or injunctive relief, that another party has an adequate remedy at law.

          2.9  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be neces sary in making proof of this Agreement to produce or account for more than one such counterpart.

          2.10  Early Termination.  This Agreement shall terminate and have no
                -----------------
effect if the Merger Agreement terminates prior to the effectiveness of the Merger Agreement.

                                      -5-
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                     [SIGNATURE PAGE TO CO-SALE AGREEMENT]

          IN WITNESS WHEREOF, the parties hereto have caused this Co-Sale Agreement to be executed as of the date first above written.


                                 -----------------------------------
                                 SAMUEL M. WILKES


                                 SAFEGUARD SCIENTIFICS (DELAWARE), INC.


                                 By:
                                    --------------------------------
                                 Name:
                                 Title:


                                 TECHNOLOGY LEADERS II L.P.
                                 By: Technology Leaders II Management L.P.,
                                  its General Partner
                                    By: Technology Leaders Management,
                                        Inc., a General Partner


                                        By:
                                           -------------------------
                                        Name:
                                        Title:

                                 TECHNOLOGY LEADERS II OFFSHORE C.V.
                                 By: Technology Leaders II Management L.P.,
                                  a General Partner
                                    By: Technology Leaders Management,
                                        Inc., a General Partner


                                        By:
                                           -------------------------
                                        Name:
                                        Title:

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